CORBIN & COMPANY LLP

Certified Public Accountants and Business Consultants

August 22, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K of Cyber Merchants Exchange, Inc. for the event that occurred on August 22, 2006, and are in agreement with the statements contained therein insofar as they relate to our firm.

Corbin & Company LLP
CORBIN & COMPANY, LLP

2603 Main Street, Suite 600 • Irvine, California 92614 • Tel: (949) 756-2120 • Fax: (949) 756-9110